UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

ACRO Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

37 Inbar Street, Caesarea, Israel	30889

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code + 972 4 636 0297

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

        This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by the Registrant on May 1, 2008. The only portion of such Form 8-K being amended is to modify the paragraph “Grant of Shares” under Item 5.02.

        Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Grant of shares

        On April 28, 2008, the Registrant’s Board of Directors approved the issuance of shares of Common Stock of the Registrant to the Registrant’s directors, Gadi Aner, Ehud Keinan and Dan Elnathan, as detailed below.

Name	Number of Shares
Gadi Aner	134,825
Ehud Keinan	38,521
Dan Elnathan	12,840

        On May 13, 2008, and prior to the registration of Mr. Keinan shares with the Registrant’s transfer agent, Signature Stock Transfer Inc., Mr. Keinan elected to waive his right to receive such shares. Following Mr. Keinan request and waiver, on May 14, 2008, the Registrant’s Board of Directors canceled the issuance of 38,521 shares of Common Stock of the Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO INC. By: /s/ Gadi Aner —————————————— Gadi Aner Chief Executive Officer and Chairman of the Board of Directors Date: May 14, 2008